EXHIBIT 10.11A


                       Sino-Foreign Joint Venture Contract

                      Part I General Rules and Definitions

The Nanjing Medical Group Company Limited (hereafter abbreviated to Party A) and Allwin Newtech Ltd. of the British Virgin Islands (hereafter abbreviated to Party B), in accordance with "the Law of the People's Republic of China Governing Sino-Foreign Joint Ventures in Operations of Enterprises" and other relevant regulations of China and the principle of equality and mutual benefits, have agreed through cordial negotiations to jointly invest, set up and operate a Sino-Foreign joint-venture enterprise in Nanjing City, Jiangsu Province, the People's Republic of China Therefore the parties agree as follows.

The phrases and terminology below shall be interpreted in accordance with the definitions as follows:

"Approving Authority": The Nanjing City Committee for External Economic Trade;

"Commencing Operating Date": refers to the date that the Board of Directors has decided for the Joint-Venture Company to commence operation;

"The Date of Contract": refers to the date of signing the Contract by all Parties;

"Employees": refers to all employees other than the high-ranking management personnel of the Company;

"The Incorporation Date of the Joint-Venture Company": refers to the date of issuance of the business licence by the Nanjing City Industrial and Commercial Administration Board after the Joint-Venture Parties have submitted application and made registration in accordance with Clause 11 of the "Enforced Detailed Rules Pertaining to the Law of the People's Republic of China Governing Sino-Foreign Joint Ventures in Operations of Enterprises" and the Administration Rules on Registration of Sino-Foreign Joint Ventures. On the day of the Joint-Venture company is incorporated, it shall be organised in accordance with Clause 2 of the Contract.

"High-ranking Management Personnel": refers to the Joint-Venture Company's Chairman, Vice Chairman and other high-ranking management personnel recognised by the Board of Directors;

"Government": the overall reference to the central and provincial district governments that include all departments and authorised organisations of every level of the governments;

"The Laws of China":  refers to the  collective  reference to the relevant laws,
regulations,   ordinances,  enforced  detailed  rules  and  other  supplementary regulations published by the "Government" of the People's Republic of China.

                          Part II Joint-Venture Parties

1.      The Parties to the Contract are:

Party A:               The Nanjing Medical Group Company Limited
Place of Registration: 486 Zhongshan East Road, Baixia District, Nanjing City
Registered Address:    486 Zhongshan East Road, Baixia District, Nanjing City

Legal Representative:  Name: Ni, Zhongxaing, Position: General Manager,
Nationality: Chinese

Party B:              Allwin Newtech Ltd.
Place of Incorporation:      British Virgin Islands
Registered Address:    Arawak Chambers, P. O. Box 173, Road Town
                      Tortola, British Virgin Islands

Legal Representative:  Name: Liu, Longbin, Position: President
Nationality: Canadian

               Part III Incorporation of the Joint-Venture Company

2. In accordance with "the Law of the People's Republic of China Governing Sino-Foreign Joint Ventures in Operations of Enterprises" and other relevant regulations, Party A and Party B agree to set up in China the Nanjing Huaxin Biotech Co. Limited (hereafter abbreviated as Joint-Venture Company).

3.  The name and registered address of the Joint-Venture Company:
Name in Chinese: Nanjing Huaxin Biotech Co. Limited
Registered Address: 293 Zhongshan East Road, Xuenwu District, Nanjing City Postal Code: 210005

4. The Joint-Venture Company shall abide by the "Laws of China" in respect of all its activities and shall be protected by the "Laws of China".

5. The Joint-Venture Company is a limited company in terms of structure. Under the "Laws of China" the Joint-Venture Company shall be a Sino-Foreign joint-venture enterprise with the entity as an independent legal person. In accordance with the proportion of their capital contributions in the register of capital, the Joint-Venture Parties shall share their rights and profits and undertake responsibilities, risks and losses. In accordance with the "Law of the People's Republic of China Governing Sino-Foreign Joint Ventures in Operations of Enterprises" and the published detailed rules under this law, all Parties shall draw up the Contract and the Articles of Association for submission to the "Approving Authority" for their approval and these shall become binding on all Parties on the approval date.

    Part IV The Objective, Scope and Capacity of the Production and Operation

6. The purpose of the co-operation between Party A and Party B are to utilize biological engineering technology, to research and to manufacture new medicines as to cure patients and to enhance health standards, level, and to have social and economic effects, based on the principle of mutual benefits.

This investment falls under the encouraged category of the Industrial Guide for Foreign Investment promulgated by the State Council of China:
            (13) pharmaceutical industry
            (11) new medicine manufactured by using bio-engineering technology

7. The business scope of the Joint-Venture Company shall be: production, research, development of a series of biological and chemical medicines and drugs, and the same of the products of the Joint-Venture Company.

             Part V The Total Investment and the Registered Capital

8. The total investment in the Joint-Venture Company is 14 million US dollars (about the equivalent of 116.2 million yuan in Renminbi)

9. The Joint-Venture Company's registered capital is 5.6 million US dollars (about the equivalent of 46.48 yuan in Renminbi) in which
        Party A shall contribute 1.4 million US dollars or 25% of the registered capital; and Party B shall contribute 4.2 million US dollars or 75% of the registered capital.
The exchange rate used to calculate the contribution amount of each party shall be based on the exchange rates published by China's National Foreign Exchange on the day such a contribution is made.

The mode and time of contribution by each Party are:
(1) Party A shall contribute its capital to the Joint-Venture Company in accordance with twenty-five per cent (25%) of the shares held in Nanjing Huaxin Biotech Co. Limited.

Party A shall, in accordance with its proportional share of 25% in the registered capital, contribute the equivalent of 1.4 million US dollars calculated in Renminbi of 116.2 million yuan and shall pay up the whole sum before 31 August 1999.

                   Schedule for Payment of Registered Capital


                                                                       Unit: 10,000 Renminbi/dollars

                                                    Particulars
Country         Date           Amount                 Purpose             Total Amount          % of Registered
--------      -------        ---------            --------------         -------------          ----------------
                       Renminbi        US$                             Renminbi      US$              Capital
                      ----------   ---------                          ---------   ---------     ----------------

Foreign     99.10.31   2021.25     243.52       buying 51.25% of        2021.25     243.52            43.49%
                                               the rights in shares
-------------------------------------------------------------------------------------------------------------------
            99.12.31    453.75      54.67       buying 75% of           2737.5      329.82             58.90%
                                               the rights in shares
-------------------------------------------------------------------------------------------------------------------
            99.12.31    262.5       31.63       payment of capital
                                                     in cash
-------------------------------------------------------------------------------------------------------------------
           2000.1.31    748.5       90.18        payment of capital     3486.00     420                75.00%
                                                     in cash
-------------------------------------------------------------------------------------------------------------------
China       1999.8     1162        140           payment of capital                                    25.00%
                                                 by rights in shares
-------------------------------------------------------------------------------------------------------------------

Note: Before 31 October 1999 both parties' paid-up capital has reached 31.83 million yuan or68.49% of the registered capital of 5.6 million US dollars (equivalent to 46.48 million Renminbi yuan @ 1:8.3).
From six months after the business licence was pre-issued until 31 January 2000, Party B's registered capital was paid up.

(2) Using two modes of contributing its capital to the Joint-Venture Company, Party B shall pay cash to purchase seventy-five per cent (75%) of the rights in shares being held by Party A in Nanjing Huaxin Biotech Co. Limited and shall pay cash for the capital. These include the capital contribution for the rights in shares: the equivalent of 24.75 million Renminbi yuan in US dollars (about 2.9819 million US dollars) and the capital contribution in cash: the equivalent of 10.11 million Renminbi yuan in US dollars (about
    1.2181 million US dollars), making a total of the equivalent of 34.86 million Renminbi yuan in US dollars (about 4.20 million dollars).

(i) Before 31 October 1999 the payment for the transfer of rights in shares shall amount to the equivalent of 20.2125 million Renminbi in US dollars (of which 12 million Renminbi yuan being paid in cash for capital contribution).
(ii) Before 31 December 1999 there shall be paid the equivalent of 7.1625 million Renminbi yuan, including the sum in US dollars which are equivalent to 4.5375 million Renminbi yuan for the completion of the purchase of 75% of the rights in shares, leaving a sum in US dollars equivalent to 2.625 million Renminbi yuan to be paid in cash for the contribution of capital.

(iii) In accordance with its proportional share of 75% of the registered capital, Party B shall contribute a capital of 4.2 million US dollars, any shortfall to be made good with a sight draft in US dollars within half a year of the business licence of being issued. That is to say: before 31 January 2000 Party B shall contribute a capital in US dollars equivalent to 7.485 million Renminbi yuan. By then Party B shall have completed the investment in the registered capital in US dollars equivalent to 34.86 million Renminbi yuan.

Party B shall use the amount it has actually paid for the rights in the shares transferred as a proportion of the rights in shares of the Joint-Venture Company to exercise its rights as an investor in the Joint-Venture Company and to enjoy its share of income.

10. Where either Party A or Party B transfers wholly or partially its share of capital to a party other than the either Party, consent shall be obtained from the other Party and application submitted to the authority for approval. Where one Party transfers all or part of its rights in the shares, the other Party shall have the preferential purchase right. However, the following transfers do not fall into the transfers being stipulated in the Contract and the other Party shall have no preferential purchase right in the transfers preferential purchase right:

(1) a transfer that arises from the requirement of a Joint-Venture Party's shares being listed in the stock market;
(2)  a transfer by a Joint-Venture Party to its subsidiary or parent company;
(3)  a transfer agreed upon by all Parties.

Unless otherwise being specially stipulated, all obligations or liabilities specified in the Contract shall not be assigned without the consent of both Joint-Venture Parties.

Where as a result of the Joint-Venture Company borrowing from others and the lender requires property as a collateral, either of the Joint-Venture Parties may use all or part of its investment as such a collateral but in doing so a unanimous consent shall be obtained from both Parties.

              Part VI Responsibilities of the Joint-Venture Parties

11. The Joint-Venture Parties shall be responsible to complete the following matters:

Both Parties' joint responsibilities
(1) Both Parties shall contribute the capital in accordance with what is stipulated in Part V in terms of the amounts of capital, the modes of payment and the date of payment.
(2) Both Parties shall designate the personnel concerned to take part in the management, research and development, production, sale and operation of the Joint-Venture Company.

Party A's responsibilities
In accordance with the Joint-Venture Company's requirements and its provision of technological specifications, Party A shall provide the following services to the Joint-Venture Company:
(1) To assist securing the Chinese government's approval for the Joint-Venture Company;
(2) To assist the Joint-Venture Company in obtaining the necessary facilities or land-use right through rental or purchase.
(3) To assist, in respect the items below under feasible circumstances, the Joint-Venture Company to select and purchase in China property and equipment, facilities, fuel, raw materials, etc., the expenditure to be borne by the Joint-Venture Company.

Party B's Responsibilities
In accordance with the Joint-Venture Company's requirements and its provision of technological specifications, Party B shall provide the following services to the Joint-Venture Company:

(1) On establishing the Joint-Venture Company's facilities, to assist the Joint-Venture Company by providing technological and management support;
(2) To assist the Joint-Venture Company, whether in or outside China, to select and purchase in China building and equipment, facilities, fuel, raw materials, etc.;
(3) To assist the Joint-Venture Company to train the Joint-Venture Company's personnel, such training including the application of business management and production technology in order to achieve the objectives of the Contract;
(4) To assist the Joint-Venture Company to obtain the necessary property and equipment;
(5) To assist the Joint-Venture Company in taking necessary measures to keep the Joint-Venture Company's foreign exchange in balance;
(6) In order to materialise the objectives in the Contract, to perform other reasonable obligations that it has accepted.

If reasonable expenses are incurred in the course of carrying out the responsibilities above, both Party A and Party B may have these reimbursed by the Joint-Venture Company after the other Party's consent is obtained.

                            Part VII Sale of Products

12. Both Parties agree that the sale policy of the Joint-Venture Company's products shall be determined by the Company's Board of Directors in the best interests of the Joint-Venture Company. The best interests of the Joint-Venture Company shall be its best interests as an entity and not the best interests of one single party.

13. When the Joint-Venture Company sells its products in China and overseas, the Chinese Drugs and Health Department and commercial departments may become the wholesalers or agents in respect of sales in China or the Company may make direct sales, and Party B shall provide the necessary guidance and assistance. When its products are sold in international markets, Party A shall provide the necessary guidance and assistance.

14.  The   Joint-Venture   Company's   products   shall  use  the  trademark  of
"Ninghongxin".

                          Part VIII Board of Directors

15. The date when the business licence is obtained by the Joint-Venture Company shall be the date when the Board of Directors of the Joint-Venture Company is formed.

16. The Board of Directors shall consist of five directors of whom Party A may appoint two members and Party B three members. The Chairman shall be appointed by Party B and Vice Chairman by Party A. The Chairman and the directors shall serve a term of four years and may, if further being appointed, continue in office. Either Party shall have the right to change its appointed directors but shall have to inform the other Party of the Joint-Venture Company.

17. The Board of Directors shall be the highest authority structure of the Joint-Venture Company and shall decide on all important matters. The following matters shall be only be resolved after being passed unanimously by all attending directors at a directors' meeting:

(1)  amendments to the Joint-Venture Company's Articles of Association;
(2)  liquidation of the Joint-Venture Company;
(3) increases or decreases in or transfers of the Joint-Venture Company's registered capital;
(4)  mortgage of the Joint-Venture Company's assets;
(5) the Joint-Venture Company's merging with other economic bodies, division or changes in the organisational form.

Other matters than those mentioned above shall be passed and determined with a simple majority at the directors' meetings.

18. The Chairman is the legal representative of the Joint-Venture Company. Where the Chairman is unable to perform duties, another director may be temporarily authorised as the representative.

The duties and obligations of the directors and high-ranking management personnel shall be:

(1) To abide by the Company's Articles of Association and to faithfully carry out duties and to protect the interests of the Company;
(2) Not to use the positions and authority in the Company to make personal gains;
(3) Not to make use of the authority to accept bribes or other illegitimate incomes;
(4)  Not to encroach upon the Company's assets;
(5)  Not to use the Company's funds or lend the Company's funds to others;
(6) Not to use the Company's assets to open deposit accounts in own name or in other people's names;
(7) Not to use the Company's assets as a security for the debts of the Company's Joint-Venture Parties or other people;
(8) Not to operate similar business of the Company for self or for others or engage in activities detrimental to the Company's benefits. All incomes arising from the business or activities above shall become the Company's.
(9) Unless permitted by the Company's Articles or agreed by the Board of Directors, not to enter into any Contract or transact with the Company;
(10) Unless being in accordance with the laws or consented by the Board of Directors, not to leak out the secrets of the Company;
(11) Where the directors and high-ranking management personnel violate laws, administration regulations or the Company's Articles in the course of carrying out the Company's duties and cause the Company to suffer losses, to bear the responsibility for making compensations.

19. The Board of Directors shall hold meetings at least once a year. This shall be called and held by the Chairman. Subject to a motion carried by two-fifths of the directors, the Chairman may call an extraordinary meeting. The minutes of meetings shall be filed and kept. In principle the meetings shall be held at the place where the Joint-Venture Company is but may be decided by the Board of Directors to be held elsewhere. The quorum for a director's meeting shall be three-fifths of all the directors including two directors appointed by Party A and one director appointed by Party B. The resolutions of the Board of Directors shall come in the written form. The resolutions of the Board of Directors shall have binding forces. Those directors who are unable to attend a directors' meeting may sign proxies to appoint other directors to carry out their duties.

        A directors' meeting may be called by mail. With the exception of the special resolutions specified in Clause 17 above, after written notices of the agendas of the meeting are served on all the directors and subject to the collective opinions of the directors, written resolutions signed by more than half of the directors and resolutions passed in a directors' meeting held formally shall carry the same force. The written resolutions may contain several documents of the same contents with each document being signed by one or more directors. The directors may confirm the original copies of the documents formally signed by them by using faxes or other written forms and return the signed original copies of the documents within fourteen days of signing the Joint-Venture Company's registered address.

                     Part IX Operation Management Hierarchy

20. The Joint-Venture Company shall set up an operation management hierarchy to take charge of the Company's day-to-day production and operation work. The operating and managing hierarchy consists of the Chairman and the Vice Chairman who are selected and appointed by the Board of Directors. Other high-ranking management staff members for a four-year term shall be recommended by the Chairman and submitted to the Board of Directors for approve.

21. The Chairman's duties shall be to implement the resolved matters at directors' meetings and to organise and lead the Joint-Venture Company in its daily tasks of production, operation and management. The Vice Chairman shall assist the Chairman and be responsible to the Chairman. During the absence of the Chairman, the Vice Chairman shall help carry out the duties.

The operating and management hierarchy may consist of several departmental managers to be separately responsible for departmental tasks.

22. The Chairman, the Vice Chairman and other high-ranking employees who engage in corruption or seriously fail in their duties shall be immediately replaced after the Board of Directors hold a meeting and determine so. In accordance with China's relevant laws, the Joint-Venture Company shall sign employment contracts with every high-ranking employee.

                          Part X Purchase of Materials

23. Raw materials, fuel, assemblages, transportation equipment and office supplies, etc. that are needed by the Joint-Venture Company shall, where everything being equal under the circumstances, be preferably purchased in China.

24. Where the Joint-Venture Company asks Party B to buy equipment from the overseas markets, the prices and quality shall be agreed upon by Party A. Where it is deemed necessary, Party A may send its own people to take part in the process.

                            Part XI Labour Management

25. The Joint-Venture Company's matters on employees' recruitment, engagement, dismissal, wages, work insurance, benefits and award/punishment shall be in compliance with "the Labour Law of the People's Republic of China", "the Regulations on Labour Management in Sino-Foreign Operated Enterprises in the People's Republic of China" and " the Methods of Implementing the Regulations on Labour Management in Sino-Foreign Operated Enterprises, studied and formulated by the Board of Directors and determined in labour contracts to be drawn up between the Joint-Venture Company and the Joint-Venture Company's labour union or individual employees. After being drawn up, the labour contracts shall be submitted to the Labour Management Department of the "Government" .

26. The directors' meetings shall discuss and determine the engagement, salaries, social insurance, benefits, travel expenses, etc. in respect of high-ranking management personnel being recommended by Party A and Party B.

                       Part XII Taxes, Finances and Audits

27. The Joint-Venture Company shall, in accordance with "the Income Tax Law on Foreign Business Investment Enterprises and Overseas Enterprises in the People's Republic of China",

"the Detailed Rules on the Income Tax of Foreign Business Investment Enterprises and Overseas Enterprises in the People's Republic of China" and the relevant laws and regulations, pay the various taxes. The Joint-Venture Company shall have the right to enjoy preferential treatment policy laid down by the governments country and the Nanjing City.

28. The Joint-Venture Company shall pay individuals' income tax and income regulatory tax in accordance with "the Income Tax Law on Individuals in the People's Republic of China", "the Implemented Regulations Pertaining to the Income Tax Law on Individuals in the People's Republic of China" and other relevant rules.

29. The accounting year of the Joint-Venture Company shall commence from 1 January and end 31 December every year. All accounting evidence, bills and invoices, financial statements and books of account shall be written in both Chinese and English.

30. With regard to the financial audit of the Joint-Venture Company, accountants registered in China or foreign accountants in a branch office in China shall be engaged to check, audit and report the results to the Board of Directors and the Chairman.

If one Party thinks there is a need to engage another country's auditor to check the annual financial affairs, the other Party shall have to give its consent and all necessary expenses shall be borne by the Party suggesting it.

31. Within the first three months of every accounting year, the Chairman shall prepare the previous year's balance sheet, profit and loss account and the profit appropriation account and submit these to the Board of Directors for adoption in their meeting.

The Joint-Venture Company shall use the following ways to balance the foreign exchange it requires:
(1) On applying for the incorporation of the Joint-Venture Company, Party A shall apply to China's foreign exchange management authority for a foreign exchange quota for the following matters: advanced technology and equipment required to be used by the Joint-Venture Company, scientific research materials that cannot be satisfied internally and raw materials needed in production.
(2) The Joint-Venture Company shall apply to the Foreign Exchange Regulatory Centre in Nanjing or Jiangsu Province to become a member in order that the Joint-Venture Company may use any excess Renminbi to exchange for hard currency in accordance with the rules on national foreign exchange management.
(3) The Joint-Venture Company shall apply to become "the cutting edge enterprise" in order that it may receive a preferential treatment from China's foreign exchange management authority in terms of maintaining a balance in foreign exchange.
(4) Through the Contract it signs with Party B for it to be the sole agent for the external export sales of the Joint-Venture Company's products, the Joint-Venture Company shall use the foreign exchange it receives to satisfy the requirement for balancing its foreign exchange.
(5) Other problems pertaining to balancing the foreign exchange shall be dealt with in accordance with the regulations on management of foreign exchange in the People's Republic of China.

                       Part XIII Term of the Joint Venture

32. The Joint-Venture Company's operating term shall be for thirty years. The issuance date of the Joint-Venture Company's business licence shall be the incorporation date of the joint-Venture Company.

33. On the proposal being made by one Party and passed unanimously by the Board of Directors at the meeting, an application may be made six months prior to the expiry of the joint-venture term to the Nanjing City Committee for External Economic Trade (or its appointed approving authority) for an extension of the joint-venture term.

                  Part XIV Disposal of Assets, Liquidation and
                   Settlement on Expiry of Joint-Venture Term

34. Where the joint-venture term expires or is prematurely terminated, the Joint-Venture Company shall settle its accounts in accordance with the laws. The assets remaining after such a settlement shall be divided between Party A and Party B in the ratio of their registration.

After the term of the Joint Venture has expired, both Parties may negotiate and mutually agree to extend the Joint-venture term. If the Contract is prematurely terminated for any reason, the Joint-Venture Company's assets shall be divided in accordance with the ratio of the Joint-Venture Parties' shareholdings at the time.

The Joint-Venture Company shall be liquidated or dissolved in the following circumstances:
(1) The Joint-Venture Company has already operated for thirty years and the Board of Directors has decided not to extend its term.
(2) the Joint-Venture Company's objectives cannot be or are difficult to be achieved as in instances of major natural disasters.
(3) As a result of Force Majeure, the Joint-Venture Company has been unable to continue its operation and has suffered major losses.
(4) If the Joint-Venture Company's accumulated losses have reached 40% of its registered capital and these losses have made it unable to function normally, the Joint-Venture Parties may, after negotiations, jointly agree to terminate the operation of the Joint-Venture Company.
(5) the Joint-Venture Company's losses have reached 80% of the registered capital and one of the Joint-Venture Parties has requested for the Joint-Venture Company to be dissolved.
(6) Where one of the Joint-Venture Parties has not performed its responsibilities as stipulated in this Contract or where the responsibilities performed have not reached standard specified in the Contract and where these non-performances of responsibilities have caused major damages to other parties, the Party suffering the damages shall demand to have the Joint-Venture Company liquidated or dissolved.
(7) The Joint-Venture Company has violated laws in its operation and the licensing authority has struck it off.
(8)  All Parties have agreed to liquidate the Joint-Venture Company.

The Board of Directors shall, in accordance with the stipulations in this Contract, set up a liquidation committee based on the ratio of each Party's shareholdings. The duties of the liquidation committee shall be to carry out a total settlement of the Joint-Venture Company's assets and liabilities, to prepare a balance sheet, to lay down a settlement plan and to submit it to the Board of Directors for approval of implementation. The settlement procedures and principles shall be determined by the Board of Directors. The Board of Directors shall determine the composition of the members in the liquidation party. During the liquidation period, the liquidation committee shall represent the Joint-Venture Company in commencing and defending lawsuits.

The Joint-Venture Company shall use all of its assets to meet its obligations of liabilities. The assets that remain after paying for the debts shall be distributed in accordance of the ratio of the Joint-Venture Parties' shareholdings.

After being approved by the Chinese "Government", the liquidation committee shall have the right to sell the Joint-Venture Company. The Board of Directors shall, after negotiating with the liquidation committee, determine the sale price. The Joint-Venture Parties shall divide the sale proceeds in accordance with the ratio of their respective shareholdings in the Joint-Venture Company.

The liquidation committee shall try its best to sell the Company's non-cash assets at their best possible prices. Either Joint-Venture Party may, by agreement and subject to the approval of the authority concerned, buy the whole or part of these assets at market prices. (If there has been no written agreement within 30 days, then the purchase price shall be determined by an independent appraiser). The sum of money may be used to offset what the company owes the Joint-Venture Company in respect of the unpaid sum for the shares.

These clauses shall continue to remain in effect beyond the Contract's legal term of operation or during the period when the Joint Venture's operation is prematurely terminated.

                                Part XV Insurance

35. The Joint-Venture Company's various types of insurance coverage shall be taken out with insurance companies in China. The types of coverage, the insured sums and term of the insurance shall be determined by the Joint-Venture Company and the insurance companies and shall be discussed and decided on in meetings by the Board of Directors.

 Part XVI The Effective Date, Amendments, Changes and Annulment of the Contract

36. The legal effect of the Contract shall, by virtue of China's laws and regulations, be lawful, binding and enforceable. Either Party shall not breach the terms and the spirit of the Contract.

The incorporation date of the Joint-Venture Company shall be the date of the business licence issued by the Chinese "Government". This Contract shall come into force on the date when it receives approval from the Chinese "Government".

Any amendment to the Contract and its attached documents shall become effective only after both Party A and Party B have signed a written agreement and after receiving the approval of the original authority.

37. As a result of Force Majeure that makes it impossible for the Contract to be performed and as a result of the Joint-Venture Company being unable to carry on the operation because losses for a number of years, it may be possible to prematurely terminate the term of the Joint Venture and to annul the Contract after being approved by the Board of Directors in unanimity and by the original authority.

38. As a result of one Party not performing in accordance with the Contract, the Articles of Association in terms of responsibilities and obligations or having seriously breached the terms of the Contract or the Articles of Association, hence making the Joint-Venture Company unable to achieve the operation objectives specified by the Contract, the breaching Party shall be deemed to have unilaterally terminated the Contract.

If one Party has not discharged its responsibilities and obligations stipulated in the Contract or has seriously breached the Contract until the Joint-Venture Company is unable to operate or achieve its objectives stipulated in the Contract, the Party suffering the damages shall treat the Contract as having been terminated and shall have the right to seek compensations from the breaching Party. The abiding Party may also ask the authority concerned to terminate the Contract.

                  Part XVII Liabilities for Breach of Contract

39. In accordance with clause 9 of the Contract that specifies the date of payment for the capital, if Party B fails to pay by the deadline, then that portion of late payment shall be subject to an amount for breach of Contract to be calculated at 4/10,000 per day and to be made payable to Party A.

If the sum payable to Party A for the transfer of its right in shares and the US dollars sight draft in respect of the cash payment for the capital contribution, which is the equivalent of 7.1625 million Renminbi yuan have not been paid up Party B on 31 December 1999, this shall be treated as a penalty for breach of the Contract and Party B's holding of the shares in the Joint-Venture Company shall entirely go back to Party A without any compensation. In this connection with regard to its shareholdings in Huaxin Company (the Joint-Venture Company after reorganisation) that it has obtained after making the initial payment to Party A for the latter's transfer of the shareholdings, Party B agrees to allow such shares to be held as a security for the unpaid sum owing to Party A for the shares transferred. The formalisation procedures shall be dealt with by Party A and Party B in accordance the laws and regulations concerned.

                            Party XVIII Force Majeure

40. Where either Party or the Joint-Venture Company, being impacted by the Force Majeure, has not completed the obligations stipulated in this Contract, including any obligations of plans and projections, the Party shall not be held to be in breach of the Contract. If the Force Majeure has caused a delay in the performance of any obligations in the Contract by either Party or the Joint-Venture Company, then the performance of the obligations in the Contract and the deadlines on the obligations concerning the Contract may be extended. The extended time shall include the time restoration work delayed by the Force Majeure and the time required for putting the operation back on track.

The Force Majeure mentioned in the previous clause shall include the following situations: any law, regulation, order or directive in the form of laws or other forms that issued by the "Government" or the country, destructive activities carried out by public enemies, risks at sea, fires, rain storms, typhoons, earthquakes, epidemics, incidents, hostile actions, wars (both declared and undeclared), blockades, unforeseen embargoes or other enemies' actions, strikes and other labour disputes, riots, insurrections and other mistakes or failures to perform duties that are not caused but are uncontrollable by the Party claiming circumstances of Force Majeure.

The Party claiming Force Majeure shall immediately notify all other Parties, explaining the cause of Force Majeure and its starting date and providing evidence thereof. Thereafter, each Party shall take whatever possible and necessary measures to eliminate or reduce the impact of the Force Majeure. If the Force Majeure cannot be eliminated within a year and has caused serious impacts, then all Parties shall conduct amicable discussions on whether the Contract should continue. As soon as the Force Majeure has disappeared, the Party claiming the Force Majeure shall immediately inform the other Party.

                           Part XIX The Governing Laws

41. The drawing up, effect, interpretation, performance and settlement of disputes pertaining to the Contract shall be governed by the laws of the People's Republic of China.

The laws of the People's Republic of China that are legislated after this Contract has come into force shall, unless otherwise specified, not be retroactive on the performance of the Contract.

Where  "the  Laws  of  China"  conflict  with  the  international   treaties  or
conventions that China has endorsed, then the governing laws shall be the international treaties or conventions concerned. However, any reservations announced by the Chinese "Government" in endorsing these treaties or conventions shall be excepted.

If certain matters concerning the Joint-Venture Company have not been regulated by "the Chinese Laws" and there are no corresponding international treaties or conventions endorsed by China, then the Contract shall be governed by international customs.

                         Part XX Settlement of Disputes

42. All disputes arising from the performance of the Contract or concerning the Contract shall be resolved through amicable negotiations. If no solution arises from negotiations, the disputes shall be submitted to China International Economic Trade Arbitration Committee in Beijing for an arbitration to be conducted in accordance with its arbitration rules. The arbitration shall be final and binding on all Parties. The arbitration fee shall be borne by the losing Party.

43. In the course of arbitration, with the exception of those sections being disputed by the Parties, the Contract shall remain in force.

Both Parties shall discuss the developments of the Contract on fixed dates and shall try their best to resolve through friendly negotiations that arise from the implementation of the Contract.

In the circumstances below, any dispute shall have the final arbitration to be conducted by China International Economic Trade Arbitration Committee in Beijing in accordance with its arbitration rules:

(1) Both Parties have not been able to resolve the dispute through friendly negotiations within ninety (90) days of the written notice being issued in respect of the dispute.
(2)  Both Parties have not requested a mediation within thirty (30) days.
(3)  Both Parties have failed to have a unanimous opinion on the mediator named.

The arbitration languages used shall be Chinese and English. The materials, statement of hearing, statement of claim, statement of defence, decision and the supporting reasons of the arbitration shall be in Chinese and English.

In the course of the arbitration, the arbitrator shall refer to and fully consider the clauses in the Contract and these clauses in the Contract to determine the intentions of each Party on the signing of the Contract.

The arbitrator's decision shall be final and shall be binding on both Parties without any further appeal.

                         Part XXI The Written Languages

44. The Contract shall be written in both Chinese and English. Both written languages shall carry the same force.

                                Part XXII General

45. If the Contract is in conflict with the Company's Articles of Association or any other documents, the Contract shall prevail.

If any time limitation causes any matter to come into force or to become invalid on a non-working day, then the next first working day shall become the day when the matter comes into force or becomes invalid.

The time clauses in the Contract carry important meanings and shall be strictly adhered to or any adverse consequences shall be borne.

All Parties to the Contract shall endeavour to perform every obligation to achieve the laid-down objectives of the Company through earnest co-operation, honesty, trustworthiness, full discharge of duties and great efforts.

All Parties to the Contract shall from time to time try their best to ensure the
Joint-Venture   Company  and  the  Parties  enjoy   favourable   policy  of  the
"Government".

46. The methods of notification used by both Party A and Party B are by telegram or telex. If it involves the Parties' rights and obligations, then notification shall be in writing by mail. The registered addresses of all Parities listed in the Contract shall be the addresses of the Parties for receiving the mail.

Any notification and correspondences shall be in the written form and shall:
(1) be delivered to all Parties' registered address by express courier service or by telex or by fax. In such cases, these notices and other correspondence shall be deemed to have been delivered to the addresses listed below on the day of delivery or the next working day (if delivered on a non-working day).
(2) The telex and fax shall be transmitted to all Parties' registered addresses. If these are received before 3.00 p.m. local time, then it shall be deemed to have been received on that day. If these are received after
     3.00 p.m. local time, then it shall be deemed to have been received on the next working day. If the next day is a non-working day, then it shall be deemed to have been received on the following working day. If one Party changes its working address, it shall use the foregoing methods to notify the other Party and this shall take effect immediately.

The Contract is drawn up on 27 July 1999 and is signed in Nanjing, China by the authorised representatives of both Party A and Party B.


Party A: The Nanjing Medical Group Company Limited (with company stamp)


Representative:   /s/   Jian Mao Li
                  ---------------------------------------------
Position: General Manager


Party B: Allwin Newtech Ltd.


Representatuve:  /s/  Longbin Liu
                 ---------------------------------------------
Position: President

27 July 1999

                                 EXHIBIT 10.11B

   AMENDMENT TO SINO-FOREIGN JOINT VENTURE AGREEMENT DATED NOVEMBER 24, 2000




    Amendment to the China-Foreign Joint Venture Agreement (the "Agreement")
                               Dated 27 July 1999


               BETWEEN:

               The Nanjing Yiyao Group Company Limited (Party A)

               AND:

               Allwin Newtech Ltd. (Party B)

Article 19 of the Agreement is hereby amended to read as follows:

"The Board of Directors shall hold meetings at least once a year. This shall be called and held by the Managing Director. Subject to a motion carried by two-fifths of the directors, the Managing Director may call an extraordinary meeting. The minutes of the meetings shall be filed and kept. In principal, the meetings shall be held at the place where the Joint-Venture Company is but may be decided by the Board of Directors to be held elsewhere. The quorum for a directors meeting shall be three-fifths of all the directors. The resolutions of the Board of Directors shall come in the written form. The resolutions of the Board of Directors shall have binding force. Those directors who are unable to attend a directors meeting may sign proxies to appoint other directors to carry out their duties."

All other articles shall remain as written in the original Agremeent dated 27 July 1999.

The Amendment is drawn up on 24 November 2000 and is signed by the authorized representatives of both Party A and Party B.

Party A:  The Nanjing Yiyao Group Company Limited


                                                                       [seal]

/s/  Jian Mao Li
Authorized Signature


Party B:  Allwin Newtech Ltd.



                                                                       [seal]
/s/  Longbin Liu
Authorized Signature

                                 EXHIBIT 10.11C

   AMENDMENT TO SINO-FOREIGN JOINT VENTURE AGREEMENT DATED DECEMBER 16, 2000



             Amendment to the China-Foreign Joint Venture Agreement
                                (the "Agreement")
                               Dated 27 July 1999




Article 17 of the Agreement is hereby amended to read as follows:

"The Board of Directors shall have the highest authority of the Joint-Venture Company and shall decide on all important matters. The following matters shall be only be resolved after being passed unanimously by all directors:
(1) amendments to the Joint-Venture Company's Articles of Association;
(2) Liquidation of the Joint-Venture Company;
(3) Increases or decreases in or transfers of the Joint-Venture Company's registered capital; (4) Mortgage of the Joint-Venture Company's assets; (5) The Joint-Venture Company's merging with other economic bodies, division or changes in the organizational form;

Other matters than those mentioned above shall be passed and determined with a simple majority at the directors' meetings."

Articles 19 of the Agreement is hereby amended to read as follows:

"The Board of Directors shall hold meetings at least once a year. This shall be called and held by the Managing Director. Subject to a motion carried by two-fifths of the directors, the Managing Directors may call an extraordinary meeting. The minutes of the meetings shall be filed and kept. In principal, the meetings shall be held at the place where the Joint-Venture Company is but may be decided by the Board of Directors to be held elsewhere. The quorum for a directors meeting shall be three-fifths of all the directors. The board resolutions should be in writing. The resolutions of the Board of Directors shall have binding force. Those directors who are unable to attend a directors meeting may sign proxies to appoint other directors to carry out their duties."

After written notice of the proposed action to be taken is served on all directors, Board action may be taken by written consent signed by more the majority of the directors, except for board action specified in Clause 17 which consent must be signed by all directors. Resolutions passed by written consent shall have the save force and effect as the resolutions passed on a board meeting. The written consent may contain several documents of the same content with each consent being signed by one or more directors. The directors may confirm the original copies of the consents formally signed by themselves by fax or other written forms and return the signed original copies of the consent within fourteen days of the signing to the Joint-Venture Company's registered address.

All other articles shall remain as written in the original agreement dated 27 July 1999.

Party A and Party B agree that the amendment to the China-Foreign Joint Venture Agreement signed between two parties on November 24th 2000 hereby canceled and be invalid.

The Amendment is drawn up on 16 December 2000 and is signed by the authorized representa tives of both Party A and Party B.

Party A: The Nanjing Yiyao Group Company Limited


/s/   Jia Miao Li
Authorized Signature


Party B: Allwin Newtech Ltd.


/s/   Longbin Liu
Authorized Signature

                                 EXHIBIT 10.11D

CONFIRMATION LETTER OF CONTROL FROM THE NANJING MEDICAL GROUP COMPANY LIMITED TO ALLWIN NEWTECH DATED DECEMBER 16, 2000



                    The Nanjing Medical Group Company Limited
                     486 Zhongshan East Road, Baixa District
                           People's Republic of China


                                December 16, 2000


Dr. Lonbin Liu, President
Dragon Pharmaceutical, Inc.
Suite 1200 - 543 Granville Street
Vancouver, British Columbia
V6C 1X8

Dr. Longbin Liu, President
Allwin Newtech Ltd. (Allwin Newtech)
Arawak Chambers,
P.O. Box 173, Road Town
Tortola, British Virgin Islands

Dear Dr. Liu:

     This letter will confirm to you Allwin Newtech's power, as majority shareholder, to control, since its inception and in the ordinary course of business, Nanjing Huaxin Biotech Co. Limited, a joint venture ("Joint Venture") formed pursuant to the Sino-Foreign Joint Venture Contract dated July 29, 1999, as amended, between Allwin Newtech and The Nanjing Medical Group Company Limited. This letter is issued in connection with questions raised by the staff of the United States Securities and Exchange Commission and may be used by you in connection with Dragon Pharmaceutical Inc.'s registration statement and representations made to the staff.

     The purpose of Article 19 of the Sino-Foreign Joint Venture Contract (the "Joint Venture Agreement") was to provide the Joint Venture's board of directors with alternative methods of taking action by physical meeting or by written resolution without physical meeting. Under either alternative, except for the decisions specified in Article 17 of the Joint Venture Agreement, action could be taken by simple majority of the directors.

     Under Article 19 (before the amendment), a quorum for a directors' physical meeting shall be three-fifths of all the directors including two directors appointed by us and one director appointed by Allwin Newtech. As discussed below, because board action, other than the actions provided in Article 17, in the ordinary course of business could have be taken by written consent signed by more than half of the directors, which could consist of the three directors representing Allwin Newtech, the quorum provision of Article 19 of the Joint Venture Agreement did not provide us with the power to prevent Allwin Newtech from taking action by the board of directors through written consent, setting the agenda for such action, or taking action in the ordinary course of business without our consent.

     The second paragraph of Article 19 of the Joint Venture Agreement allowed for the Joint Venture's board of directors to take action in the ordinary course of business by written consent signed by more than half of the directors. This provision granted Allwin Newtech the power to control the Joint Venture in the ordinary course of business notwithstanding the quorum requirement for physical meetings stated in the first paragraph of Article 19.

     The phrase "after written notices of the agendas of the meeting are served on all the directors and subject to the collective opinions of the directors" meant that all directors shall be given written notice of the items for which written consent is sought and subject to the collective opinions of the majority of the directors signing the resolution, except for the resolutions specified in
Article 17 of the Joint Venture Agreement. The second paragraph of Article 19 which required notice of agenda and collective opinions of the directors did not provide us with the power to prevent Allwin Newtech from taking action by written consent of the majority of directors, setting forth items to be approved by written consent of the majority of directors, or taking action in the ordinary course of business without our consent, because Allwin Newtech could take action by written consent signed by the three Allwin Newtech directors who represented more than half of the directors.

     There are no provisions, whether in the Joint Venture Agreement or otherwise, that provides us with the power to prevent Allwin Newtech from controlling the Joint Venture.


                             Very truly yours,
                             The Nanjing Medical Group Company Limited

                             /s/   Jia Miao Li

                            Jia Miao Li
                            Chairman & President